SILVERADO REPRESENTED AT AUGUST 15

COAL TO LIQUIDS CONFERENCE

AUGUST 24, 2007 - Vancouver, BC - Canada, Mississippi - USA
SILVERADO - OTCBB: SLGLF / Frankfurt : SLGL / Berlin : SLGL

Last week the Coal to Liquids Coalition held its first conference at the Glade Springs Resort in Daniels, West Virginia. Silverado Green Fuel Inc. sent representatives to the summit which was also attended by Members of Congress, energy industry leaders, union officials and representatives of the United States Air Force.

In an afternoon address to the group, Senator Jay Rockefeller (D-WV) told the audience that “coal, clean coal, must be the solution to our energy needs. It is the only solution to our energy needs.”

Congressman Nick Rahall (D-WV), Chairman of the powerful House Natural Resources Committee and Congressman John Murtha, Chairman of the Defense Appropriations Subcommittee also addressed the conference. Each Member of Congress focused on the need for energy independence for the United States, and the fact that the U.S. has the most abundant supply of coal in the world.

“I am pleased to see these powerful Members of Congress stepping up to plate and supporting the need for Coal to Liquid technology in moving America toward energy independence. This is an area in which we have been working for some time now, and it is rewarding to be in good company,” commented Silverado Green Fuel Inc. President, Garry Anselmo. “I am especially pleased that our representatives at the conference were able to talk with the attendees about our Hydrothermal Treatment Process, and the differences between Low Rank Coal Water Fuel and the processes used in gasifying bituminous coal. They were able to explain that although the Hydrothermal Treatment Process creates negligible amounts of carbon dioxide, it also allows for the immediate capture of the gas, therefore, no greenhouse gases are released into the atmosphere. This is significant as we move forward in our Mississippi project,” Anselmo continued.

Other guests and speakers at the conference included the President of the United Mine Workers, Cecil Roberts who said, “ways to general coal to liquids… is the answer to solving our dependency on foreign oil – it’s the answer to energy independence, it’s also the answer to our national security, it’s also the answer to addressing part of our mounting trade deficit and it’s about creating thousands of jobs with good pay and good benefits.”

The Silverado Mississippi Green Fuel Project continues to move forward as the state and Silverado are both actively involved in the permitting and planning stages. In a recent release, it was announced that Silverado had finalized an agreement with Pickering Engineering to produce the final architectural and engineering plans for the Green Fuel plant. Pickering has now started work on those plans. Silverado is completing the final documentation for the community development block grant, which will provide infrastructure funding at the Red Hills Ecoplex site.

About Silverado:

Silverado is an international company focused on Gold and a new environmentally friendly Fuel Technology. Silverado has gold properties located throughout Alaska which include the 100% owned Nolan Placer Gold Mine. Silverado is also entering the construction phase of an environmentally friendly low cost strategic fuel demonstration facility. Silverado's Green Fuel will be produced from low-rank coal and turned into a environmentally friendly oil substitute. Silverado Green Fuel Inc. is a wholly owned subsidiary of its publicly traded parent, Silverado Gold Mines Ltd. For more information about Silverado Green Fuel Inc., please visit http://www.silveradogreenfuel.com and the parent public corporation, http://www.silverado.com.

SILVERADO GOLD MINES LTD.
Mailing Address, 1820 - 1111 W. Georgia Street, Vancouver, B.C., V6E 4M3, CA, Toll Free: (800) 665-4646 or
(604) 689-1535, Fax: (604) 682-3519, pr@silverado.com, http://www.silverado.com; Field Address, 3180 Peger Rd,
Ste 270, Fairbanks, AK, 99709-5485, USA

This Press Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.